Exhibit 99.8

                                                                    Page 1 of 8
                              EASTMAN KODAK COMPANY
                          STOCK OPTION EXCHANGE PROGRAM
                                ELECTION PACKAGE
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER



                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                         11:59 P.M., EASTERN TIME (U.S.)
                              ON FEBRUARY 22, 2002
                          UNLESS THE OFFER IS EXTENDED


This Election Package consists of three parts: (1) Election Information; (2) Election Instructions; and (3) Election Form

                              ELECTION INFORMATION


To Eastman Kodak Company ("Kodak"):

I have received, read, and understand (i) the Stock Option Exchange Program Tender Offer Statement dated January 28, 2001 (the "Offer to Exchange"); (ii) this Election Package; and (iii) the Election Summary Guide (together, as they may be amended from time to time, constituting the "Offer"), offering to Eligible Employees who hold stock options to purchase common stock of Eastman Kodak Company (the "Common Stock") granted under the Eastman Kodak Company 1990 Omnibus Long-Term Compensation Plan, Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, 2000 Omnibus Long-Term Compensation Plan, the Wage Dividend Plan and/or the Kodak Stock Option Plan (individually an "Option Plan" and collectively the "Option Plans") the opportunity to exchange those of these stock options outstanding on the expiration date of the Offer (the "Current Options") for stock options exercisable at a grant price equal to the mean between the high and low price at which the Common Stock trades on the New York Stock Exchange on August 26, 2002, or if the Offer is extended, a later date which is at least six months and one day following the cancellation of the Current Options, (the "New Options").

Subject to, and effective upon, Kodak's acceptance for exchange of my Current Options in accordance with the terms and subject to the conditions of the Offer, I sell, assign and transfer to, or upon the order of, Kodak all right, title and interest in and to my Current Options.

I represent and warrant that I have full power and authority to tender my Current Options and that, when and to the extent that my Current Options are accepted for exchange by Kodak, my Current Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and my Current Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents Kodak considers necessary or desirable to complete the exchange of my Current Options pursuant to the Offer.

I understand and acknowledge that:

(1) My election to participate in the Offer is voluntary. I may tender my Current Options, but I am not required to tender any of such options in the Offer. However, if I elect to tender my Current Options, I must tender all of my Current Options. I am not permitted to make a partial tender of my Current Options.

(2) All Current Options properly tendered prior to 11:59 P.M., Eastern Time (U.S.), on February 22, 2002, unless Kodak has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn, will be canceled in the Offer and exchanged for New Options, upon the terms and subject to the conditions of the Offer, including my continued employment and the other conditions described in the Offer to Exchange.

(3) The New Options will be granted under the same Option Plan as the Current Options they replace.

(4) Upon Kodak's acceptance of the Current Options for exchange, I understand that this Election Package will serve as an amendment to the option agreement(s) covering my Current Options. All New Options will be subject to the terms and conditions of the Offer, the Option Plan under which they are granted, and its option agreement, as amended by this Election Package, under which the related Current Options were granted.

(5) The New Options I will receive will not be granted until August 26, 2002 or, if the Offer is extended, a later date that is at least six months and one day following the date of the cancellation of my Current Options. New Options will only be issued to me if I am employed by Kodak or a Participating Subsidiary on the date of grant of the New Options.

(6) The number of New Options to be granted in exchange for Current Options that are accepted for exchange and canceled in the Offer will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan:

         (a) For Current Options granted in 1998 and 2000 under the Kodak Stock Option Plan, I will receive a New Option to acquire one share of Common Stock for each one and a half (1.5) shares of Common Stock subject to the Current Option, and

         (b) For all other Current Options, the table below shows the number of shares of Common Stock subject to the Current Option that I must exchange for each share of Common Stock subject to the New Option, based on the Grant Price of the Current Options:

             -------------------------------------- ----------------------------
                  Grant Price of Current Option             Exchange Ratio
             -------------------------------------- ----------------------------
                            Less than $37.00                  1-for-1
             -------------------------------------- ----------------------------
                           $37 through $57.99                1.5-for-1
             -------------------------------------- ----------------------------
                           $58 through $69.99                 2-for-1
             -------------------------------------- ----------------------------
                           $70 through $78.99                2.5-for-1
             -------------------------------------- ----------------------------
                             $79 and higher                   3-for-1
             -------------------------------------- ----------------------------

         Kodak will not issue any New Options exercisable for fractional shares. Instead, if the exchange conversion yields a fractional amount of shares, Kodak will round up (.50 or over) or down (.49 or under) to the nearest whole number of shares with respect to each option.

(7) The New Options will have a grant price equal to mean between the high and low trading price at which the Common Stock trades on the New York

         Stock Exchange on the day the New Options are granted (unless modified to comply with the tax laws of certain countries outside the United States).

(8) The original vesting schedule for my Current Options will be applied to the New Options for which they are exchanged unless otherwise required by local law outside the United States.

(9) If my employment terminates for any reason, with or without cause and including death or disability, before the date the New Options are granted, I will not receive any New Options and my Current Options will remain canceled.

(10) If I tender my Current Options, they will be irrevocably canceled upon their acceptance by Kodak on the Expiration Date, and I will have no rights under the Current Options.

(11) By tendering the Current Options pursuant to the procedure described in the Offer to Exchange and in the Instructions to this Election Package, I accept the terms and conditions of the Offer. Kodak's acceptance for exchange of my Current Options will constitute a binding agreement between Kodak and me upon the terms and subject to the conditions of the Offer.

(12) Under certain circumstances set forth in the Offer to Exchange, Kodak may terminate, amend or suspend the Offer and postpone its acceptance and cancellation of any Current Options. The Offer is not being made to Eligible Employees in any country in which the making or acceptance of the Offer would not comply with local law. No tender of options from employees resident in such countries will be accepted.

(13) If I choose not to tender my Current Options, all of these options will remain outstanding in accordance with their terms and retain their current grant price and vesting schedule.

(14) Kodak has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of participating or not participating in the Offer.

(15) I agree to all of the terms and conditions of the Offer as they appear in the Offer.

(16) All authority in the Election Form will survive my death or incapacity, and all of my obligations in the Election Form will be binding upon my heirs, personal representatives, successors and assigns.


(17) Participation in the Offer will not be construed as a right to my continued employment with Kodak or any of its subsidiaries or affiliates for any period and my employment with Kodak or any of its subsidiaries can be terminated at any time by me or Kodak (or one of Kodak's subsidiaries, as applicable), with or without cause or notice, subject to the provisions of local law.

(18) The possibility exists that the grant price of my New Options could be higher than the grant price of my Current Options.

(19) I have a one-time right to change my election to tender my Current Options and, therefore, withdraw my tendered Current Options under the

         Offer, by submitting my change prior to 11:59 P.M., Eastern Time (U.S.), on February 22, 2002.

(20) Any capitalized term used in this Election Package which is not defined within this Election Package will have the same meaning for this Election Package as that given to it in the Offer to Exchange.

(21) The Offer, the Current Options and New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(22) I understand that (i) the Offer to Exchange; (ii) this Election Package; and (iii) the Election Summary Guide contain all of the terms of the Offer in their entirety, and that I have not relied on any other documents or oral representations from Kodak or any of its subsidiaries or affiliates or their respective officers, directors, employees, representatives or agents in deciding to accept or reject the Offer.

(23) As detailed in the Offer to Exchange, my outstanding stock appreciation rights (SARs) awarded to me under an Option Plan will be eligible for the Stock Option Exchange Program on essentially the same terms and conditions as the Current Options, including the same exchange ratios.

(24) If I hold both Current Options and SARs, my election to participate in the Offer will include both my Current Options and my SARs, and, therefore, it is not necessary for me, nor is it possible for me, to make a separate election for my SARs or for my Current Options.


The Election Form must be completed, signed and dated in the spaces provided. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with the Election Form.

                              ELECTION INSTRUCTIONS


1.       Delivery of Election Form

To participate in the Offer, your properly completed election must be received by us no later than 11:59 P.M., Eastern Time (U.S.) on February 22, 2002 (or such later date and time if we extend the expiration of the Offer). Your election must be made in one of the following four ways:

o Stock Option Exchange Web Site. You may participate in the Offer by properly completing the online election form on the Stock Option Exchange Web Site on: (1) Kodak's Intranet at: hrglobalid.kodak.com; or (2) the Internet at: www.soep.kodak.com. You will be required to enter your 8-digit Global ID number and 5-digit Personal Identification Number (PIN) before you can enter your online election. Your Global ID number is located on your Stock Option Exchange Program Personal Statement. You should have received your PIN number via a separate mailing. If you do not receive your PIN number, contact the Stock Option Exchange Hotline. While all Eligible Employees can access the Stock Option Exchange Web

     Site, use of the online election form in some countries will not be permitted due to local law.

o Fax. You may participate in the Offer by faxing a properly completed, signed and dated Election Form to one of the following numbers: inside Kodak, Knet 271-1227, Toll-Free U.S. & Canada, 1-800-719-3206 or Long Distance, 1-212-994-0710.

o Intracompany Mail. You may participate in the Offer by mailing a properly completed, signed and dated Election Form to the following intracompany address: Digital Document Imaging (SOEP), 1st Floor Building 800, Kodak Park, Mail Code: 23809.

o Standard Mail. You may participate in the Offer by mailing a properly completed, signed and dated Election Form in a stamped envelope to the following address: Digital Document Imaging (SOEP), 460 Buffalo Road, Rochester, NY 14652-3809 USA.

Only the one-page yellow Election Form of this Election Package is required to be delivered to Kodak; please do not deliver any of the other pages of the Election Package.

The method by which you elect to participate in the Offer is at your discretion and risk, and your election will be considered made only when actually received by Kodak. If you elect to deliver your signed one page Election Form by standard mail to the address listed above, Kodak recommends that you use registered mail with return receipt requested. Delivery by e-mail will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery.

Kodak will not accept any alternative, conditional or contingent tenders. All tendering Eligible Employees, by signing the Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of that tender, except as provided for in the Offer to Exchange.

2.       Change of Election

You may change your election to participate in the Offer only one time by submitting your change no later than 11:59 P.M., Eastern Time (U.S.) on February 22, 2002 (or such later date and time if we extend the expiration of the Offer).

You must change your election with respect to all of your tendered Current Options; you may not change your election with respect to only a portion of your Current Options. Also, if you change your election, you may not again tender your Current Options under the Offer

To change your election, Kodak must receive your change in one of the following four ways:

o Stock Option Exchange Web Site. You may change your election by properly completing the online change form on the Stock Option Exchange Web Site on:
     (1) Kodak's Intranet at: hrglobalid.kodak.com; or (2) the Internet at: www.soep.kodak.com. You will be required to enter your 8-digit Global ID number and 5-digit Personal Identification Number (PIN) before you can enter your online election. Your Global ID number is located on your Stock Option Exchange Program Personal Statement. You should have received your PIN number via a separate mailing. If you do not receive your PIN number, contact the Stock Option Exchange Hotline. While all

     Eligible Employee can access the Stock Option Exchange Web Site, use of the online election form in some countries will not be permitted due to local law.

o Fax. You may change your election by faxing a properly completed, signed and dated Change Form to one of the following numbers: inside Kodak, Knet 271-1227, Toll-Free U.S. & Canada, 1-800-719-3206 or Long Distance, 1-212-994-0710.

o Intracompany Mail. You may change your election by mailing a properly completed, signed and dated Change Form to the following intracompany address: Digital Document Imaging (SOEP), 1st Floor Building 800, Kodak Park, Mail Code: 23809.

o Standard Mail. You may change your election by mailing a properly completed, signed and dated Change Form in a stamped envelope to the following address: Digital Document Imaging (SOEP), 460 Buffalo Road, Rochester, NY 14652-3809 USA.

A change in election may not be rescinded and any election of tendered Current Options that is changed will thereafter not be deemed properly tendered for purposes of the Offer.

The method by which you change your election to participate in the Offer is at your discretion and risk, and your change will be considered made only when actually received by Kodak. If you elect to deliver your Change Form by standard mail to the address listed above, Kodak recommends that you use registered mail with return receipt requested. Delivery by e-mail will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery. Given the recent mail delays in the United Stated, it is not recommended that you change your election by either intracompany mail or standard mail if your are located outside of the United States.

3.       Tenders

If you intend to tender your Current Options under the Offer, you must tender all of your Current Options and SARs, if applicable, that are outstanding on the Expiration Date. This means that you must tender all options granted to you under the Option Plans.

4.       Signatures on Election Form

If the Election Form is signed as the Eligible Employee who is the holder of the Current Options, the signature must be made by such employee.

If the Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Kodak of the authority of such person so to act must be submitted with the Election Form.

5.       Other Information on the Election Form

In addition to signing and dating the Election Form, you must print your name and global identification number in the spaces provided unless this information already appears on the form.

Except to the extent Kodak is required or permitted by law, the information which you provide for participating in the Offer, and any other information obtained or provided during the course of your participating in the Offer will be used solely for the purposes of administration of the Offer.

6.       Requests for Assistance or Additional Copies

Any questions or requests for assistance, as well as requests for additional copies of the Offer of Exchange, this Election Package or the Election Summary Guide should be directed to the Stock Option Exchange Hotline, Inside Kodak,
Knet: 224-4503; Toll-Free US & Canada: 1-866-854-7887; and Long-Distance:
1-585-724-4503. Copies will be furnished at Kodak's expense.

7.       Irregularities

All questions as to the number of Current Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Current Options will be determined by Kodak in its discretion, which determination will be final and binding on all parties. Kodak reserves the right to reject any or all tenders of Current Options it determines not to be in proper form or the acceptance of which may, in the opinion of Kodak's counsel, be unlawful. Kodak also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Current Options, and Kodak's interpretation of the terms of the Offer (including these instructions) will be final and binding to all parties. No tender of Current Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Kodak will determine. Neither Kodak nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

8.       Important Tax Information

You should refer to the Offer of Exchange, which contains important tax information regarding the laws of the country in which you are based. You should also contact your own tax advisor to determine the tax consequences applicable to your specific situation.

9.       Additional Documents to Read

In addition to this Election Package, you should also carefully read the Offer of Exchange and the Election Summary Guide before you decide to participate in the Offer.

KODAK
[GRAPHIC     Stock Option Exchange Program
OMITTED]     Election Form

--------------------------------------------------------------------------------
Name                                                       Global ID Number



--------------------------------------------------------------------------------

Your election to participate must be received by 11:59 p.m. Eastern Time (U.S.) Friday, February 22, 2002 (unless the election period is extended by Kodak). Your election will not be accepted if received after February 22, 2002. You may make your election by using the Stock Option Exchange web site (Kodak intranet: hrglobalid.kodak.com or Internet: www.soep.kodak.com), or faxing or mailing this Election Form. If you wish to change your election to participate in the Stock Option Exchange Program, you must do so by 11:59 p.m. Eastern Time (U.S.) Friday, February 22, 2002 by going to the Stock Option Exchange web site or faxing or mailing the Change Form. If you revoke your election, you will not be eligible to participate in the Stock Option Exchange Program.

NOTE: This Election Form is only required if you choose to submit your election by fax or mail.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ELECTING TO PARTICIPATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

By signing this Election Form, I elect to participate in and agree to all of the terms of the Stock Option Exchange Program (SOEP) as described in the Stock Option Exchange Tender Offer Statement. I understand and acknowledge that if the Company accepts my election, I am irrevocably canceling all of my Current Options as of the end of the election period (February 22, 2001, unless the election period is extended by the Company). I further understand and acknowledge that if for any reason I am not employed by the Company or its subsidiaries on the date of the new grant, I will not receive the New Options and my Current Options will remain cancelled.












     Signature ____________________________________     Date ___________________

---- ---------------------------------------------------------------------------
--------------------------------------------------------------------------------
SUBMITTING YOUR ELECTION FORM - ONLY SEND THIS PAGE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Fax Completed form to:                      Mail Completed form to:
Inside Kodak, Knet:    271-1227             Intracompany Mail                        Standard Mail
Toll Free:          1-800-719-3206            Digital Document Imaging (SOEP)          Digital Document Imaging (SOEP)
Long Distance: 1-212-994-0710                 1/800/KP                                 460 Buffalo Rd.
                                              Mail Code 23809                          Rochester NY  14652-3809
                                                                                       USA
------------------------------------------- ---------------------------------------- -----------------------------------------------